Exhibit 99.1

The J. M. Smucker Company to Acquire Big Heart Pet Brands, a Leader in Premium-Quality, Branded Pet Food and Pet Snacks

•	Company enters the growing, $21 billion pet food and snacks category, continuing its leadership position in consumer packaged goods

•	Combined pro forma annual net sales will be approximately $8 billion across broad portfolio of iconic brands

•	Annual synergies of approximately $200 million expected within the first three years of ownership

•	Dave West to lead the pet food business and be nominated to the Company’s Board of Directors upon closing

•	Company to host conference call today at 5:00 p.m. Eastern Time to discuss transaction

ORRVILLE, Ohio, February 3, 2015 – The J. M. Smucker Company (NYSE: SJM) (“Company”) today announced it has entered into a definitive agreement to acquire Big Heart Pet Brands in a cash and stock transaction valued at approximately $5.8 billion, which includes approximately $2.6 billion of net debt.

Big Heart Pet Brands is the largest stand-alone producer, distributor, and marketer of premium-quality, branded pet food and pet snacks in the United States. Its portfolio of brands includes Meow Mix®, Milk-Bone®, Kibbles ‘n Bits®, 9Lives®, Natural Balance®, Pup-Peroni®, Gravy Train®, Nature’s Recipe®, Canine Carry Outs®, and Milo’s Kitchen®. The Company estimates Big Heart Pet Brands’ net sales will be approximately $2.3 billion and adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) will be approximately $450 million for Big Heart Pet Brands’ fiscal year ending May 3, 2015.

Big Heart Pet Brands, with nearly 2,500 employees, is headquartered in San Francisco, California. The company is currently owned by a consortium of investors led by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Vestar Capital Partners (“Vestar”), Centerview Capital (“Centerview”), and AlpInvest Partners Inc. (“AlpInvest”). The company changed its name from Del Monte Corporation to Big Heart Pet Brands following the sale of its fruit, vegetable, and other consumer foods portfolio on February 18, 2014.

Strategic Rationale

The acquisition provides the Company greater scale and strategic balance to its current portfolio while positioning it for continued growth. Strategic benefits are expected to include the following:

•	Acquiring Big Heart Pet Brands will provide the Company with an immediate and significant presence in the $21 billion pet food and snacks category, one of the largest and fastest growing center-of-the-store categories in the United States.

•	Big Heart Pet Brands holds the number one position in pet snacks and a strong presence in the pet specialty channel, both representing key growth drivers for the overall category.

•	The acquisition is consistent with the Company’s strategy of owning leading food brands in attractive center-of-the-store categories, with a focus on North America.

Executive Comments

“The acquisition of Big Heart Pet Brands supports Our Purpose of ‘helping to bring families together to share memorable meals and moments’, as we recognize that pets are cherished members of the family,” said Richard Smucker, Chief Executive Officer. “With approximately two-thirds of U.S. households having at least one family pet, we will now be able to serve the mealtime and snacking needs of the whole family. We look forward to working with Big Heart Pet Brands’ experienced and talented team to leverage our combined capabilities and scale, while further enhancing value for all our constituents.”

“Big Heart Pet Brands is an excellent strategic fit for our Company and the acquisition provides many compelling benefits in both the short- and long-term,” added Smucker. “This combination further advances our strategy of owning leading food brands in attractive center-of-the-store categories. The pet food business will become a third platform for growth for our Company, along with our existing food and beverage businesses. This acquisition adds to the Company’s portfolio of leading brands and increases our consumer presence, while enabling us to capitalize on the growth of the pet food and snacks category. We are pleased that Dave West will be joining our Company to lead the pet food business as part of our talented management team and we look forward to his contributions.”

Financial Impact

The addition of Big Heart Pet Brands further strengthens the Company’s ability to enhance shareholder value over time. Financial highlights of the transaction include the following:

•	The Company anticipates a full year net sales contribution of approximately $2.4 billion in fiscal 2016, with an estimated annual growth rate of four to five percent over the next several years.

•	The acquisition of Big Heart Pet Brands is expected to be slightly accretive to the Company’s fiscal 2016 earnings per share, excluding one-time costs, after giving effect to synergies and the impact of the additional common shares that will be issued to the shareholders of Big Heart Pet Brands’ holding company.

•	With the recognition of additional synergies and anticipated growth in the pet food business, the Company expects its non-GAAP earnings per diluted share to increase approximately 10 percent in both fiscal years 2017 and 2018.

•	The Company anticipates annual synergies of approximately $200 million within the first three full years of ownership, with approximately $40 million to $50 million of the synergies expected to be realized in fiscal 2016.

•	The $5.8 billion transaction value represents a multiple of approximately 13 times the Company’s estimate of Big Heart Pet Brands’ fiscal 2015 adjusted EBITDA. Following synergies, the multiple is expected to be approximately nine times.

•	Combined pro forma debt at closing will be approximately $6.5 billion, which is expected to result in annual interest expense of approximately $200 million. Combined pro forma amortization expense will be approximately $225 million annually.

Transaction Details

Under the terms of the agreement, the Company will acquire all of the outstanding equity of Big Heart Pet Brands. The Company will issue approximately 17.9 million shares of its common stock to the shareholders of Big Heart Pet Brands’ holding company and pay $1.3 billion in cash, subject to adjustment for working capital and certain other amounts. The Company will also assume approximately $2.6 billion of net debt of Big Heart Pet Brands, which will be refinanced by the Company upon closing.

The transaction includes leased corporate facilities in San Francisco, California; Pittsburgh, Pennsylvania; and Burbank, California; and owned or leased manufacturing facilities in Decatur, Alabama; Topeka, Kansas; Lawrence, Kansas; Buffalo, New York; and Bloomsburg, Pennsylvania; as well as several research and development facilities, sales offices, and distribution centers.

The transaction is expected to close by the end of the Company’s current fiscal year, which ends on April 30, 2015, subject to customary closing conditions including receipt of required regulatory approvals. The Company expects to incur approximately $225 million in one-time costs related to the transaction, of which approximately $150 million are expected to be cash charges. One-time costs are anticipated to be incurred primarily over the next three fiscal years, with approximately one-half of the costs expected to be recognized in fiscal 2016.

Following the closing of the transaction, the Company will have approximately 120 million common shares outstanding, of which approximately 14 percent will be owned by KKR, Vestar, Centerview, and AlpInvest. In connection with the transaction, KKR, Vestar, Centerview, and AlpInvest have entered into a shareholders agreement with the Company (“Shareholders Agreement”), which sets forth certain post-closing governance arrangements and contains customary standstill provisions and provisions regarding voting rights. Upon closing, each of KKR, Vestar, and Centerview will be entitled to designate one board observer to the Company’s Board of Directors, subject to the terms of the Shareholders Agreement.

Financing

The Company anticipates funding the non-equity portion of the acquisition through the combination of a bank term loan and long-term public bonds. While the Company’s pro forma leverage ratio at the close of the transaction is expected to be approximately four times combined pro forma EBITDA, it is committed to maintaining an investment grade credit rating and will prioritize deleveraging over the next three to five years through its anticipated strong cash flow generation. The Company expects to maintain its current dividend payout ratio of 40 to 45 percent of non-GAAP earnings.

Advisors

William Blair & Company, L.L.C. is serving as financial advisor to the Company and Wachtell, Lipton, Rosen & Katz is serving as its legal advisor. Bank of America, N.A. provided committed financing for the transaction.

Conference Call

The Company will host a conference call today at 5:00 p.m. Eastern Time to discuss the transaction. In addition to the Company’s management, Dave West, President and Chief Executive Officer of Big Heart Pet Brands, will participate on the call. Analysts and investors can join the conference call by dialing 800-481-9591 or 719-325-2252, with an access code of 3533968. A live webcast of the conference call can be accessed from the Company’s website at jmsmucker.com/investor-relations. The webcast replay will be available at jmsmucker.com/investor-relations following the call. An audio replay will also be available following the call until Tuesday, February 10, 2015, and can be accessed by dialing 888-203-1112 or 719-457-0820, with an access code of 3533968.

Non-GAAP Measures

The Company has presented in this press release an estimate of Big Heart Pet Brands’ adjusted EBITDA for its fiscal year ending May 3, 2015. Adjusted EBITDA is a non-GAAP measure which represents earnings before interest, taxes, depreciation, amortization and other adjustments. Big Heart Pet Brands uses adjusted EBITDA as a measurement of financial results and as an indication of the relative strength of operating performance. The Company’s estimate of Big Heart Pet Brands’ adjusted EBITDA is based only on projected financial information available as of the date hereof. This non-GAAP financial measure is not intended to replace the presentation of financial results in accordance with U.S. GAAP. This non-GAAP measure may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and reflect other adjustments. The Company has not provided a reconciliation of this non-GAAP financial measure to the most comparable financial measure calculated and presented in accordance with GAAP as information concerning the amounts of certain items excluded from adjusted EBITDA is not determinable on a forward-looking basis.

About The J. M. Smucker Company

For more than 115 years, The J. M. Smucker Company has been committed to offering consumers quality products that bring families together to share memorable meals and moments. Today, Smucker is a leading marketer and manufacturer of fruit spreads, retail packaged coffee, peanut butter, shortening and oils, ice cream toppings, sweetened condensed milk, and natural foods products in North America. Its family of brands includes Smucker’s®, Folgers®, Dunkin’ Donuts®, Jif®, Crisco®, Pillsbury®, Eagle Brand®, R.W. Knudsen Family®, Hungry Jack®, Millstone®, Café Bustelo®, Café Pilon®, truRoots®, White Lily®, Martha White®, and Sahale Snacks® in the United States, along with Robin Hood®, Five Roses®, Carnation®, and Bick’s® in Canada. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth, and Independence established by its founder and namesake more than a century ago. For more information about the Company, visit jmsmucker.com.

The J. M. Smucker Company is the owner of all trademarks referenced herein, except for the Big Heart Pet Brands trademarks and the following which are used under license: Pillsbury® is a trademark of The Pillsbury Company, LLC; Carnation® is a trademark of Societe des Produits Nestle S.A.; and Dunkin’ Donuts® is a registered trademark of DD IP Holder LLC.

Dunkin’ Donuts® brand is licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. This information does not pertain to Dunkin’ Donuts® coffee or other products for sale in Dunkin’ Donuts® restaurants.

The J. M. Smucker Company Forward-Looking Statements

This press release contains forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from any future results, performance, or achievements expressed or implied by those forward-looking statements. Readers should understand that the risks, uncertainties, factors, and assumptions listed and discussed in this press release, including the following important factors and assumptions, could affect the future results of the Company and could cause actual results to differ materially from those expressed in the forward-looking statements:

•	the ability to obtain required financing on a timely basis and on acceptable terms;

•	the ability of the Company to maintain an investment grade credit rating;

•	the ability to obtain required regulatory approvals for the acquisition without unexpected delays or conditions;

•	the ability to successfully integrate the acquired business in a timely and cost-effective manner and retain key suppliers, customers, and employees;

•	the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated;

•	the ability of the Company to generate sufficient cash flow to meet its deleveraging objectives within the time frames currently anticipated;

•	volatility of commodity markets from which raw materials are procured and the related impact on costs;

•	risks associated with derivative and purchasing strategies employed by the Company to manage commodity pricing risks, including the risk that such strategies could result in significant losses and adversely impact the Company’s liquidity;

•	the availability of reliable transportation, which may be affected by the cost of fuel, regulations affecting the industry, labor shortages, service failures by third-party service providers, accidents, or natural disasters, on acceptable terms;

•	the ability to successfully implement and realize the full benefit of price changes that are intended to ultimately fully recover costs, including the competitive, retailer, and consumer response, and the impact of the timing of the price changes on profits and cash flow in a particular period;

•	the success and cost of introducing new products and the competitive response;

•	the impact of food security concerns involving either the Company’s or its competitors’ products;

•	the concentration of certain of the Company’s businesses with key customers and suppliers, including single-source suppliers of certain raw materials and finished goods, and the ability to manage and maintain key relationships;

•	the loss of significant customers, a substantial reduction in orders from these customers, or the bankruptcy of any such customer;

•	impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets;

•	interest rate fluctuations;

•	other factors affecting share prices and capital markets generally; and

•	risks related to other factors described under “Risk Factors” in other reports and statements filed by the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this press release. The Company does not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

Contacts:

The J. M. Smucker Company

(330) 682-3000

Investors:	Media:
Aaron Broholm	Maribeth Burns
Director, Investor Relations	Vice President, Corporate Communications